UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

GRYPHON DIGITAL MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 646-3374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, Mr. Simeon Salzman, the Chief Financial Officer of Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”), informed the Company of his decision to voluntarily resign from his position to pursue other professional opportunities (the “Resignation”). Mr. Salzman’s last day will be November 15, 2024 (the “Employment End Date”), and he will remain in his current position to assist with the transition of his responsibilities until such date. The Company intends to appoint a Chief Financial Officer to fill the vacancy caused by Mr. Salzman’s departure.

In connection with the Resignation, Mr. Salzman and the Company entered into a letter agreement (the “Letter Agreement”) that supersedes and replaces Mr. Salzman’s June 19, 2023 employment agreement with the Company (the “Employment Agreement”). Pursuant to the Letter Agreement Mr. Salzman will continue to serve as the Company’s Chief Financial Officer through the Employment End Date, and in exchange, the Company will provide Mr. Salzman (i) a salary at an annualized rate of $200,000 per year, (ii) a target bonus of up to 50% of his base salary on an annualized basis, (iii) continued eligibility to participate in Company-sponsored benefits and paid vacation in accordance with the Company’s policies, (iv) continued vested of any outstanding equity awards through the Employment End Date, with all outstanding unvested equity awards that are unvested as of the Employment End Date being forfeited for no consideration, (v) continued indemnification and coverage under the Company’s director’s and officer’s liability insurance policy until all applicable statute of limitations expire, and (vi) a release from the non-competition agreement Mr. Salzman entered into as part of his Employment Agreement, subject to (A) Mr. Salzman remaining continuously employed and not being terminated for cause (as defined in the Letter Agreement) through the Employment End Date and (B) Mr. Salzman providing the Company with a full release of claims in favor of the Company.

Item 8.01 Other Events.

On August 2, 2024, the Company issued a press release to announce Mr. Salzman’s resignation. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement
99.1	Press Release, dated August 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 2, 2024	GRYPHON DIGITAL MINING, INC.

	By:	/s/ Robby Chang
		Name:	Robby Chang
		Title:	Chief Executive Officer

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